Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 30, 2014, Lancaster Colony Corporation announced that it had sold effectively all of the net operating assets of its candle manufacturing and marketing operations to an affiliate of Centre Lane Partners, LLC, a New York private investment firm for approximately $28 million in cash, subject to customary post-closing adjustments. For future financial presentation purposes, the operating results of the sold operations will be presented as discontinued operations.
The unaudited pro forma condensed consolidated financial statements present the pro forma financial position and results of operations derived from the audited financial statements for the periods ended June 30, 2013, 2012 and 2011 and the unaudited financial statement for the period ended September 30, 2013. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013, gives effect to the disposal transaction as if it occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of income for the three months ended September 30, 2013 and the years ended June 30, 2013, 2012 and 2011 give effect to the disposal transaction as if it occurred on July 1, 2013, 2012, 2011 and 2010, respectively.
The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements and notes thereto. The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred if the disposition transaction had been consummated on the dates indicated or of the financial position or operating results that may be obtained in the future. The actual adjustments to be made to the financial statements may differ from the amounts presented herein. Assumptions underlying the pro forma adjustments are described in the following footnotes to the pro forma condensed consolidated financial statements and should be read in conjunction with the unaudited pro forma condensed consolidated financial statements:

a	These adjustments remove the sold operations’ financial results from the historical financial results.

b	Includes an adjustment of $27 million for the proceeds from the sale.

c	Includes an adjustment of approximately $18.6 million for the tax impact of the loss on the sale.

d
This adjustment reflects the loss on the sale, as calculated using the gross sale price of approximately $25 million plus an initial working capital adjustment of approximately $3 million, less approximately $1.3 in estimated transaction related closing costs, net of tax, at an appropriate effective tax rate. The loss calculated for this presentation is based on the September 30, 2013 value of the net assets sold and will not correspond to the ultimate loss on the sale, which is expected to approximate $43 to $45 million, pretax, pending post-closing adjustments.

Lancaster Colony Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2013

In Thousands
	Historical Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Cash	$133,075	$26,684	a,b	$159,759
Net Accounts Receivable	82,890	(28,173)	a	54,717
Total Inventories	113,047	(38,618)	a	74,429
Deferred Income Taxes and Other Current Assets	18,360	11,979	a,c	30,339
Total Current Assets	347,372	(28,128)		319,244
Total Net Property	186,997	(21,274)	a	165,723
Goodwill	89,840	—		89,840
Other Assets	14,271	(1,210)	a	13,061
Total Assets	$638,480	$(50,612)		$587,868

Accounts Payable	$41,772	$(4,751)	a	$37,021
Accrued Liabilities	41,789	(8,558)	a,c	33,231
Total Current Liabilities	83,561	(13,309)		70,252
Long Term Debt	—	—		—
Deferred Income Taxes and Other
Noncurrent Liabilities	42,053	—		42,053

Common Stock	103,282	—		103,282
Ending Retained Earnings	1,153,087	(37,303)	d	1,115,784
Accumulated Other Comprehensive Loss	(8,324)	—		(8,324)
Treasury Stock	(735,179)	—		(735,179)
Total Shareholders' Equity	512,866	(37,303)		475,563
Total Liabilities and Shareholders' Equity	$638,480	$(50,612)		$587,868

See accompanying notes to pro forma condensed consolidated financial statements.

Lancaster Colony Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Three Months Ended September 30, 2013

In thousands, except per share amounts
	Historical Statement of Income	Pro Forma Adjustments		Pro Forma Statement of Income
Net Sales	$285,856	$(37,719)	a	$248,137
Cost of Sales	224,218	(33,252)	a	190,966
Gross Margin	61,638	(4,467)		57,171
Selling, General and Administrative Expenses	24,038	(3,298)	a	20,740
Operating Income	37,600	(1,169)		36,431
Other Income	(48)	10	a	(38)
Income Before Income Taxes	37,552	(1,159)		36,393
Income Taxes	12,751	(410)	a	12,341
Income From Continuing Operations	$24,801	$(749)		$24,052

Net Income Per Common Share from
Continuing Operations:
Basic and Diluted	$0.91			$0.88

Weighted Average Common Shares Outstanding:
Basic	27,268			27,268
Diluted	27,312			27,312

See accompanying notes to pro forma condensed consolidated financial statements.

Lancaster Colony Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Twelve Months Ended June 30, 2013

In thousands, except per share amounts
	Historical Statement of Income	Pro Forma Adjustments		Pro Forma Statement of Income
Net Sales	$1,165,909	$(152,106)	a	$1,013,803
Cost of Sales	898,800	(129,704)	a	769,096
Gross Margin	267,109	(22,402)		244,707
Selling, General and Administrative Expenses	105,203	(14,419)	a	90,784
Operating Income	161,906	(7,983)		153,923
Other Income	77	(182)	a	(105)
Income Before Income Taxes	161,983	(8,165)		153,818
Income Taxes	52,734	(2,776)	a	49,958
Income From Continuing Operations	$109,249	$(5,389)		$103,860

Net Income Per Common Share from
Continuing Operations:
Basic	$4.00			$3.80
Diluted	$3.99			$3.79

Weighted Average Common Shares Outstanding:
Basic	27,252			27,252
Diluted	27,285			27,285

See accompanying notes to pro forma condensed consolidated financial statements.

Lancaster Colony Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Twelve Months Ended June 30, 2012

In thousands, except per share amounts
	Historical Statement of Income	Pro Forma Adjustments		Pro Forma Statement of Income
Net Sales	$1,131,359	$(142,422)	a	$988,937
Cost of Sales	891,248	(125,739)	a	765,509
Gross Margin	240,111	(16,683)		223,428
Selling, General and Administrative Expenses	96,824	(14,578)	a	82,246
Operating Income	143,287	(2,105)		141,182
Other Income	2,744	(2,710)	a	34
Income Before Income Taxes	146,031	(4,815)		141,216
Income Taxes	50,223	(1,356)	a	48,867
Income From Continuing Operations	$95,808	$(3,459)		$92,349

Net Income Per Common Share from
Continuing Operations:
Basic and Diluted	$3.51			$3.38

Weighted Average Common Shares Outstanding:
Basic	27,233			27,233
Diluted	27,265			27,265

See accompanying notes to pro forma condensed consolidated financial statements.

Lancaster Colony Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Twelve Months Ended June 30, 2011

In thousands, except per share amounts
	Historical Statement of Income	Pro Forma Adjustments		Pro Forma Statement of Income
Net Sales	$1,089,946	$(167,090)	a	$922,856
Cost of Sales	847,517	(148,446)	a	699,071
Gross Margin	242,429	(18,644)		223,785
Selling, General and Administrative Expenses	95,425	(14,880)	a	80,545
Operating Income	147,004	(3,764)		143,240
Other Income	14,502	(14,454)	a	48
Income Before Income Taxes	161,506	(18,218)		143,288
Income Taxes	55,142	(6,234)	a	48,908
Income From Continuing Operations	$106,364	$(11,984)		$94,380

Net Income Per Common Share from
Continuing Operations:
Basic	$3.84			$3.41
Diluted	$3.84			$3.40

Weighted Average Common Shares Outstanding:
Basic	27,664			27,664
Diluted	27,689			27,689

See accompanying notes to pro forma condensed consolidated financial statements.